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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):             March 27, 1998



                            SUMMIT CARE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



  California                       1-19411                      95-3656297
(STATE OR OTHER               (COMMISSION FILE               (I.R.S. EMPLOYER
JURISDICTION OF                    NUMBER)                  IDENTIFICATION NO.)
 INCORPORATION)

        2600 West Magnolia Boulevard                    91505-3031
             Burbank, California

  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (818) 841-8750



                                     None
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

              On March 27, 1998, Heritage Fund II, L.P., Fountain View, Inc. ("Fountain View") and FV-SCC Acquisition Corp. ("FV-SCC") announced that 6,752,238 shares, or approximately 99.1% of the outstanding shares of common stock of Summit Care Corporation (the "Company") were tendered at a price of $21.00 per share, net to the seller in cash, in response to FV-SCC's tender offer, based upon a preliminary count by Harris Trust Company of New York, the depositary. The tender offer expired by its terms on March 25, 1998 and the shares tendered will be purchased in accordance with the terms of the offer. The tendered shares were to be accepted and paid for on March 27, 1998.

              Fountain View will proceed with those steps necessary to complete the merger of FV-SCC, its wholly-owned subsidiary, with and into the Company. The merger is expected to be completed on or about April 16, 1998. Pursuant to the merger, any shares of the Company's common stock not tendered and purchased pursuant to the tender offer will be converted into the right to receive $21.00 per share in cash.


                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     SUMMIT CARE CORPORATION


Date:  March 30, 1998                  By:  /s/ Derwin L. Williams
                                          ------------------------------
                                          Derwin L. Williams
                                          Senior Vice President -- Finance,
                                          Chief Financial Officer and
                                          Treasurer



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